UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 15, 2011 (February 9, 2011)
JEFFERSONVILLE BANCORP
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-19212 (Commission File Number)	22-2385448 (IRS Employer Identification No.)

P.O. Box 398, Jeffersonville, New York (Address of principal executive offices)	12748 (Zip code)
Registrant’s telephone number, including area code: (845) 482-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On February 9, 2011, Jeffersonville Bancorp (the “Company”) issued a press release (the “Press Release”) describing its results of operations for the quarter and year ended December 31, 2010. The Press Release was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 10, 2011. The Press Release incorrectly reported fourth quarter net income and earnings per share for 2009 as $636,000 and $0.15 per share, respectively. The following sentence is the corrected first sentence of that release: “Jeffersonville Bancorp, Inc. (NASDAQ - JFBC) announced today fourth quarter net income of $941,000 or $0.22 per share compared to $636,000 or $0.15 per share for the fourth quarter of 2009.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERSONVILLE BANCORP (Registrant)
/s/ Wayne V. Zanetti
Wayne V. Zanetti
President and Chief Executive Officer

Date: February 15, 2011